EXHIBIT 5.1



                                   February 8, 1995



          Fort Howard Corporation
          1919 South Broadway
          Green Bay, WI  54304

          Ladies and Gentlemen:

                    We have acted as counsel for Fort Howard Corporation, a Delaware corporation (the "Company"), in connection with the filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-1 (No. 33-56573) (the "Registration Statement") covering the registration under the Securities Act of 1933, as amended (the "Act"), of 25,300,000 shares (the "Shares") of the Company's common stock, par value $.01 per share. The Shares are to be sold by the Company pursuant to the terms of an underwriting agreement (the "Underwriting Agreement") between the Company and the underwriters named therein.

                    We have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents and corporate and public records as we have deemed necessary as a basis for the opinion hereinafter expressed. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents presented to us as originals and the conformity to the originals of all documents presented to us as copies. In rendering our opinion, we have relied as to factual matters upon certificates of officers of the Company and certificates of public officials.

                    Our opinion expressed herein is limited to the Federal law of the United States, the law of the State of New York and the General Corporation Law of the State of Delaware.

                    Based on the foregoing and having regard for such legal considerations as we deem relevant, we are of the opinion that, when issued and delivered in accordance with the terms of the Underwriting Agreement, the Shares will be legally issued, fully paid and non-assessable.

          Fort Howard Corporation         2                February 8, 1995



                    We hereby consent to the use of this opinion as Exhibit
          5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" contained in the prospectus which is included in the Registration Statement. In giving this consent, we do not thereby concede that we come within the category of persons whose consent is required by the Act or the General Rules and Regulations promulgated thereunder.


                                                  Very truly yours,


                                                  SHEARMAN & STERLING